Exhibit 10.2

Contract No.: GZXJS-ZUK2021016

House Lease Contract of Guangzhou City

S. Z. B. No. 20221316040100222

Article I Parties to the Contract

Lessor (Patty A): Guangzhou New Technology Institute

Lessee (Patty B): Guangzhou LOBO Intelligent Technology Co., Ltd.

According to the relevant national, provincial and municipal laws and regulations and the relevant stipulations, and based on the principles of equality and voluntariness, Party A and Party B have entered into this Contract through negotiation and shall jointly comply with this Contract.

Article II Party A agrees to lease the house property located at Room 511, No. 12, Keyan Road, Huangpu District, Guangzhou (real estate right certificate No. 0510000790) to Party B for office purpose; building (or usable) area 72,83 m2, shared building area_/_m2.

Article III The Parties agree the lease term, rental (including tax) as follows:

	Monthly rental (currency: RMB)
Lease term	In numbers	In words
From January 1, 2022 to December 31, 2023	¥2548	RMB two thousand five hundred and forty-eight exactly
From January 1, 2024 to December 31, 2024	¥2693	RMB two thousand six hundred and ninety-three exactly
From January 1, 2025 to December 31, 2025	¥2839	RMB two thousand eight hundred and thirty-nine exactly
From January 1, 2026 to December 31, 2026	¥2984	RMB two thousand nine hundred and eighty-four exactly

Note: the rental shall be no less than the third party appraisal value in the year when this Contract is signed.

Rental shall be paid by month (month, quarter, year) Party B shall on the 15th day if every month (month, quarter, year), pay the rental of current month to Party A by cheque/transfer.

Article IV Party B shall pay (RMB) 6,844 to Party A as deposit. (The deposit shall be twice the sum of the monthly rental and monthly comprehensive service fee of initial year)

Account number and name as follows:

Account name: Guangzhou New Technology Institute

Account No.: 44032201040002293

Opening bank: Agricultural Bank of China Guangzhou Dengfeng Sub-branch

Article V Main Duties of the Parties:

1. The Parties shall perform the provisions and obligations as set forth in Civil Code of the People’s Republic of China, Regulations of Guangdong Province on Urban House Leasing, Regulations of Guangzhou on House Leasing Management and the relevant laws and regulations.

2. The Parties shall cooperate with relevant departments in terms of property leasing, property safety, fire fighting, security, family planning, investigating and treating the production and sales of counterfeit and shoddy goods.

Article VI Rights and Obligations of Party A

1. Party A shall pay the house property and equipment to Party B “as is” according to the provisions hereof. If Party A fails to deliver the house property as scheduled herein, it shall assume the liabilities for breach according to law.

2. The liability of repair of Party A: Party A shall repair the wear and tear of the main structure of the house property and the facilities and equipment owned by Party A due to the normal use of Party B, and shall assume corresponding expenses.

3. If Party A finds that Party B changes the structure or purpose of the house property without permission, or if Party B fails to pay rental, comprehensive service fee, electricity charges, etc. (including failure to pay in full) for more than 40 days of delay, Party A has the right to dissolve this Contract and take back the house property. If Party B fails to pay up any expenses, Party A has the right to retain the things of Party B.

Article VII Rights and Obligations of Party B

1. Party B shall prior to the 15th day of every month, pay up comprehensive service fee, electricity charges, etc. to Party A.

(1) Comprehensive service fee shall be 12 Yuan/m2 every month, namely 874 Yuan/month, including the cleaning, greening, elevator of public places as well as public water charges.

(2) Electricity charges are paid according to the charging standards of power supply department (electricity charges of each period = reading of user’s electric meter * electricity unit price). If the power supply department adjusts electricity unit price, Party B agrees that Party A should adjust according to the regulations. In addition, the Parties agree through negotiation that Party B should otherwise pay power equipment maintenance fee (power equipment maintenance fee of each period = electricity charges of each period * 20%) to party A as schedule according to Party B’s electricity consumption.

2. Party B shall pay rental and comprehensive service fee, etc. as scheduled herein; otherwise, Party B shall assume the liabilities for breach according to law.

3. The decoration scheme made by Party B in respect of the house property shall be submitted to Party A for registration, and Party B may decorate the house property with Party A’s consent. If the Contract is not renewed after the expiration of the lease term, the facilities that have been decorated into walls may not be removed (except equipment and air-conditioner), but shall be owned and disposed of by Party A itself. Decoration shall conform to the fire-fighting requirements, and shall be submitted to the fire-fighting department for approval, and shall have fire precautions.

4. Party B’s liability of repair: (1) Party B shall repair and maintain the ornaments and decorations, equipment and facilities added by Party B to the house property, and the facade image ornaments and decorations owned by Party B, and shall assume corresponding expenses; (2) in the house property or public places, Party B shall comply with the relevant laws and regulations about safety, hygiene and fire fighting, and shall assume or compensate for the losses resulting from Party B’s cause; (3) Party B shall provide own fire extinguishers in the house property by itself (one 4kg fire extinguisher or two 2kg fire extinguishers shall be provided for the house property with an area of less than 50 m2, and at least two 4kg fire extinguishers shall be provided for the house property with an area of more than 50 m2); (4) if the existing main structure of the house property and the facilities and equipment owned by Party A are damaged due to Party B’s improper use, Party B shall repair and maintain and assume the corresponding expenses.

5. Upon the expiration of the lease term, Party B shall return the house property to Party A; if Party B needs to continue renting the house property, it shall be implemented according to the relevant regulations about state-owned assets management.

6. Party B shall use the house property only for the purpose as specified herein, and may not sublease or sublet the house property; otherwise, Party A has the right to unilaterally dissolve this Contract.

Article VIII Miscellaneous:

1. Because the place where Party A’s house property is located belongs to the technology enterprise incubator registered in Guangzhou, Party B agrees that if Party B meets the conditions of incubated enterprise, Party B should sign an incubation agreement (in three originals) with Party A at the time of signing this Contract and should implement such agreement.

2. The Parties both agree and confirm that if Party B fails to pay rental, comprehensive service fee and/or other payables (including failure to fully pay) for more than 40 days of delay, Party A should also have the right to directly treat as follows: (1) Party A unilaterally dissolves this Contract by a notice to Party B (way of service including but not limited to: if sent by post, the date of sign-off shall be date of service; if delivered in person, the date when the notice is signed off by Party B or its employee shall be date of service; if delivered through the house property, the date when the notice is pasted at the entrance and exit of the house property shall be the date of service); (2) this Contract shall be terminated as soon as Party A has delivered the notice of termination to Party B according to this Article; (3) after the termination of this Contract, Party A has the right to deduct all the arrears of Party B from the deposit paid by Party B immediately. After such deduction, if the deposit has any balance, Party A does not need to refund it to Party B; (4) after the termination of this Contract, Party B shall move out of the house property and return the house property to Party A as agreed herein; (5) Party B has no objection to this article, and Party B undertakes that it will not/shall not delay or refuse to perform this article on the ground of its own business status, business environment, etc., or make any form of defense accordingly, and Party A does not need to pay any form of compensation/indemnification to Party B for the termination of this Contract; (6) if Party B has actual financial difficulties and has no record of rent arrears in the past, Party B can apply to Party A and delay the payment after Party A’s approval (the delay period shall not exceed 1 month).

3. Upon the expiration of the lease term or the dissolution of this Contract, Party A shall refund the deposit to Party B without interest after Party B returns the deposit receipt, provided that Party B has no breach of this Contract and has settled up relevant expenses (including the expenses payable by Party B, and compensation for the damage of ancillary things or facilities) and moved out of the house as scheduled herein. If Party B fails to pay up relevant expenses according to this Contract or Party A sustains any losses due to Party B’s cause, Party A has the right to directly deduct relevant expenses from the deposit; if the deposit is insufficient, Party B shall make up according to the reality.

4. When Party B throws the lease, it must return the deposit receipt, and Party A shall refund the deposit without interest. If Party B loses the deposit receipt, Party A has the right to suspend the refund of deposit, until the Parties properly resolve through negotiation.

5. If the lease term expires or other cause for termination as specified herein appears, Party B shall within 7 days after the termination of this Contract, return the house property to Party A. If Party B fails to take away its properties in the house and the ornaments and decorations that are not attached to the house as scheduled, Party B will be deemed to waive the ownership of relevant properties and ornaments and decorations, and Party A has the right to dispose of them (including but not limited to discard, sale, lien, etc.), and offset the expenses payable by Party B with the gains from the disposal; the disposal expenses and all losses and responsibilities arising therefrom shall be assumed by Party B.

6. Party B needs to unilaterally dissolve this Contract early for a special cause:

(1) (On the precondition that “there are no arrears”) Party B shall notify Party A in writing 60 days in advance and pay up all expenses, and the Parties shall sign an agreement to early dissolve this Contract;

(2) Party B shall pay half month’s rental as penalty (on the early dissolution date of the Contract); however, the penalty can be exempted under the following circumstances:

1 The incubated enterprise becomes a graduate enterprise after being incubated by the central incubator (recognized according to relevant policies)

2 Enterprise that needs to expand the site in the central incubator park and exchange small office for a large one

3 Other special conditions that meet the policies

The deposit will be refunded to Party B without interest after deducting penalty (no deduction if penalty is exempted) provided that Party B has not breached the aforesaid condition (1) (namely Party B has no act of breach until it has moved out of the house property). In case of any breach, the provisions of Item (1) (2) of this article are not applicable any more, and Party A has the right to otherwise treat according to the Contract;

(3) If Party B unilaterally dissolves this Contract early not due to Item (1) of this article, it shall be treated according to Item (3) to (5) of Clause 2 of Article VIII hereof.

Article IX If either party hereto fails to perform any provision hereof or violates the relevant laws and regulations and still fails to perform within the reasonable period after the receipt of notice from the other party, the losses arising therefrom shall be assumed by the responsible party.

Article X If during the lease term, the Contract cannot be performed due to force majeure, the Parties shall timely treat through negotiation according to the relevant laws and regulations.

Article XI This Contract is made in six originals, three for Party A, two for Party B, and one for the street (town) house lease management service center for registration.

Article XII Any dispute arising during the performance of this Contract shall be settled by the Parties through negotiation; in case negotiation fails, either party hereto may lodge a suit to the people’s court of the place where Party A is located.

Article XIII This Contract shall become effective upon being signed and sealed by the Parties.

Article XIV For any matter not covered herein, the Parties may otherwise sign a supplementary agreement through negotiation.

Party A (Signature and Seal): Guangzhou New Technology Institute	Party B (Signature and Seal): Guangzhou LOBO Intelligent Technology Co., Ltd.
Legal Representative:	Legal Representative:
Credential Number:	Credential Number: 445221198508157099
Entrusted Agent:	Entrusted Agent:
Credential Number: 440102196309174410	Credential Number
Address: No. 12, Keyan Road, Guangzhou	Address: No. 12, Keyan Road, Guangzhou
Tel: 32068051	Tel: 18027191144
January 4, 2022	January 5, 2022

Business License

(Duplicate)	No.: S0132014028464(l-l)

Uniform Social Credit Code: 91440101455348281G

Name	Guangzhou New Technology Institute

Type	Ownership by the whole people

Address	No. 42, Luyuan Road, Yuexiu District, Guangzhou

Legal Representative	Fan Xiaohong

Registered Capital	RMB 5,700,000.00

Date of Establishment	October 13, 1993

Period of Operation	Long term since October 13, 1993

Business Scope	Specialized technical service industry (please visit Guangzhou commercial subject information publicity platform to inquire the specific operating activities. The item that must be approved according to law may not be operated unless and until such approval has been obtained from relevant department.)

Registration Authority

March 1, 2016

Enterprise credit information publicity system website: http://www.gsxl.gov.cn	Made under the supervision of the General Administration for Industry and Commerce of the People’s Republic of China